Exhibit 10.3

AMENDMENT NO. 2 TO AMENDED AND RESTATED ASSET
MANAGEMENT AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of April 23, 2019 hereby amends the Amended and Restated Asset Management Agreement dated as of November 9, 2017 (the “Asset Management Agreement”) by and between NorthStar Realty Europe Corp., a Maryland corporation (“NRE”), and CNI NRE Advisors, LLC, a Delaware limited liability company (the “Asset Manager”), as amended by Amendment No. 1 to the Asset Management Agreement, dated as of November 7, 2018. Each capitalized term used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such term in the Asset Management Agreement.

NOW, THEREFORE, the parties hereto, for good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound, hereby wish to amend the Asset Management Agreement on the terms set forth herein:
AGREEMENTS

1.Triggering Date. “April 30, 2019”, as used in the definition of “Triggering Date” shall be replaced with “June 30, 2019.”
2.Miscellaneous. The provisions set forth in Section 22 through Section 30 and Section 32 through Section 35 of the Asset Management Agreement are hereby incorporated herein, with all references to the “Agreement” being references to the Asset Management Agreement as amended by this Amendment. This Amendment may be executed in one or more counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, but all of such counterparts shall constitute one and the same instrument.
[Signatures on Next Page]

NORTHSTAR REALTY EUROPE CORP.

By:    /s/ JUDITH A. HANNAWAY
Name: Judith A. Hannaway
    Title: Lead Independent Director

CNI NRE ADVISORS, LLC

By:    /s/ RONALD M. SANDERS
Name: Ronald M. Sanders
Title: Vice President and Secretary